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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 14, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of AIM Premier Equity Fund and AIM Premier Equity II Fund (two of the portfolios constituting AIM Funds Group) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Comparison of Principal Service Providers" and "Independent Public Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 13, 2003